Exhibit 99.1

Spectre Gaming Inc. Reports First Quarter Results

Friday May 6, 5:05 pm ET

EL CAJON, Calif., May 6 /PRNewswire-FirstCall/ — Spectre Gaming, Inc. (OTC Bulletin Board: SGMG — News) announced today that its revenue for the three months ended March 31, 2005 was approximately $89,000 and that the Company’s net loss was approximately $1,239,000 for the same period. Of the approximately $1,239,000 of net loss for the three months ended March 31, 2005, approximately $400,000 was due to interest expense. The interest expense for the period includes amortization of debt issuance costs of approximately $86,000 and amortization of original issue discount of $258,000. The Company had approximately $1,100,000 of cash and cash equivalents at March 31, 2005.

Russell Mix, Chief Executive Officer commented, “Although we are pleased with the progress we have made in such a short period of time, we are disappointed by our financial performance for the quarter. Various anticipated installations of our gaming machines during the first quarter have slipped to the second quarter of 2005, but we believe we have gained significant momentum in the California marketplace with our 9 reel mechanical slot machines. We believe our efforts in positioning this niche game line, and the performance of the games we have placed, will help Spectre realize the benefits of our initial groundwork through the end of 2005. Additionally, Spectre has obtained, and will continue to seek licenses in many Native American jurisdictions in California. As our games’ current above-average performance continues in current locations, we should be able to shorten the sales and placement cycle for casinos who wish to acquire our games.”

Mr. Mix continued, “We have also done substantial work to expand the 9 reel mechanical game offering to allow greater denomination variety, additional themes, and higher coin in vend to give players greater opportunities for play, and to provide casinos a more robust and flexible product line to enhance the revenue generation potential of the games. We hope to extend the success of our $.05 games into $.01, $.02, $.10 and $.25 games which currently allow up to 72 coin vend and, upon gaming certification approvals, plan on introducing models that will allow up to 720 coin vend. We believe that these changes will further enhance player appeal and revenue generation potential for the casinos, and allow greater responsiveness in each unit, to the variety of player demographics experienced throughout the California market.”

First quarter accomplishments include:

•	LICENSES: Spectre has successfully filed for and received nine gaming licenses with various Native American casinos throughout the state of California and now has a total of 18 gaming licenses in California. California is one of the largest gaming markets in the United States and has more than 50 casinos in operation with over 50,000 gaming devices. We intend to have a license or approval at each jurisdiction in the state completed by the end of 2005. As gaming is a highly regulated industry, this expensive and time consuming process is necessary for the Company to conduct business with its customers, and provides a competitive barrier to companies that do not or cannot pursue the compliance process. We believe that this will provide Spectre with a competitive advantage long term and the opportunity to acquire other niche products that are not economically viable for competitors to bring forward in California.

•	GAME APPROVALS: To deliver new gaming products and variations of existing products, into the California market, various approvals and lab certifications, primarily from Gaming Laboratories International (GLI), are required prior to any sales effort. Our software engineering team has done an extremely good job of turning customer requests into products that can be delivered to the casino within a short period of time. In the first quarter of 2005, the Company received several critical game software approvals relating to its unique multi-reel mechanical games and is now offering these features to its casinos. We expect that these approvals, and various submissions now pending, will not only provide more game variations (net win, denominations, total coin in per bet) but will also provide greater technical flexibility for future changes. Recent approvals includes allowing a maximum bet of up to 72 credits, and the flexibility of 1 cent, 2 cent or 5 cent denomination play was also added to the machines. Casinos will now have a variety of denominations to meet different and ever shifting demographic demands.

•	INSTALLATIONS: In the first quarter of 2005, the Company signed several additional agreements to install its machines. These casinos included: Cher-Ae Heights Casino, Konocti Vista Casino, Cache Creek Casino and Hopland Sho-Ka-Wah Casino.

•	TECHNOLOGY: Spectre Gaming is working towards the completion of several server oriented gaming technologies which have been under development for more than two years. The project was started by Streamline Development, and was acquired by Spectre late last year. Additionally, Spectre has retained the services of Carr & Ferrell LLP to finish the patent filings relating to these new technologies. Carr & Ferrell is a highly respected IP firm based in Silicon Valley that specializes in technology IP protection. Spectre Gaming expects the first patent filings to be submitted in the second quarter with additional filings to continue throughout the year. Spectre also joined the IGT SAS developers program for the new SuperSAS protocol. As a member of this alliance, Spectre has early access to the SuperSAS code and architecture and is currently adopting the protocol into the developing products.

•	CLASS II: During the quarter, Spectre had to terminate its field test of its Class II system in Oklahoma due to performance issues. Currently, we are testing 100 new games provided as replacement games from the manufacturer with the re-completed software system. We anticipate re-deploying units in a field test in Oklahoma during the month of May, with a full rollout to follow in June of this year. Regulatory changes in the Oklahoma market have also created the need for additional changes to the system and games, which changes will be made in compliance with the regulatory framework for gaming in Oklahoma.

•	BOARD MEMBERS: During the quarter, Spectre added two gaming industry veterans to its Board of Directors. In January, N.D. “Butch” Witcher, President of Casino Concept and Design, and a 40-year veteran of the industry, joined the Board. Mr. Witcher will provide the Company with his expertise and guidance gained from prior positions as Corporate Vice President of Gaming of Grand Casinos, Inc., key executive positions at numerous casinos such as the Flamingo, Frontier, Tropicana and Dunes hotels, as well as Resorts International and Bally’s Park Place facilities in New Jersey, as well as from his current and former client list of companies including Lakes Entertainment, Harrah’s of New Orleans and Foxwoods Resorts.

In February, Mr. Ken Brimmer joined the Board as Chairman. In addition to substantial gaming experience from his former position (1990 to 1997) as Assistant to the Chairman and CEO of Grand Casinos, Inc., during its start up, expansion and eventual sale to Hilton Hotels corporation, Mr. Brimmer was also actively involved in the formation and financing, and later served as President of Rainforest Cafe (1997 to 2000) until its sale to Landry’s Restaurants, Inc. Mr. Brimmer currently serves on the Board of Landry’s Restaurants, which has a pending agreement to purchase the Golden Nugget Hotel and Casino in Las Vegas, and serves as a director of various other public companies.

The Company believes these two key additions to its Board provides a full complement of experience, talent and insightful assistance from a gaming, start-up, finance, and regulated industry perspective. Spectre will benefit greatly from the Messrs. Brimmer and Witcher’s guidance.

This news release contains various “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to be covered by the safe harbors created thereby. Statements made in this release which are not historical in nature, including but not limited to statements using the terms “may,” “expect to,” “believe,” “should,” “anticipate,” and other language using a future aspect, are referred to as forward-looking statements, should be viewed as uncertain and should not be relied upon. Although our management believes that the results reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and our actual future results may be materially different from the expectations expressed in such forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company’s annual report on Form 10-KSB for the year ended December 31, 2004, and in other filings made, from time to time, by the Company with the Securities and Exchange Commission, including the Company’s Registration Statement on Form SB-2, filed on January 19, 2005. The forward-looking statements contained herein speak only as of the date when made and the Company does not undertake to update such statements.